EXHIBIT 5




                            ARNALL GOLDEN GREGORY LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                             ATLANTA, GA 30309-3450

                                                      Direct phone: 404-873-8500
                                                        Direct fax: 404-873-8501
                                                                     www.agg.com

                                 August 29, 2003



First Horizon Pharmaceutical Corporation
6196 Shiloh Road
Alpharetta, Georgia  30005

         RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 1,200,000 shares of common stock, $.001 par value, which may be issued by the Company in accordance with options and other awards granted under your 2003 Nonqualified Stock Option Plan (the "2003 Plan"). As used herein, the term "Shares" means such shares issuable under the 2003 Plan.

     In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement (after it is declared effective) and the 2003 Plan will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                               Very truly yours,

                               /s/ ARNALL GOLDEN GREGORY, LLP


                               ARNALL GOLDEN & GREGORY, LLP